UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39158	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	OTCQB
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2025, Marc D. Evans, Corporate Secretary and Associate, informed the Board of Directors (the “Board”) of AppTech Payments Corp. (the “Company”) that he was resigning effective immediately. Mr. Evans’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board has not yet appointed a successor to serve as Corporate Secretary. The Company will disclose the appointment of a new Corporate Secretary, if and when such appointment is made, in an amendment to this Current Report on Form 8-K or in a subsequent filing, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: July 11, 2025	By:	/s/ Thomas DeRosa
Thomas DeRosa
Chief Executive Officer

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